Results of Special Shareholder Meetings (unaudited)
On November 18, 2003, BSAM and The Dreyfus Corporation with its relevant affiliates, ("Dreyfus"), announced a strategic arrangement in which the Portfolios will merge with new or existing Dreyfus funds that have the same or similar investment objectives (the "Transaction").
The Transaction has received the approvals of the Board of Trustees of the Fund and the Boards of the relevant
Dreyfus funds.
A special joint meeting of each Portfolio's shareholders was held on March 11, 2004 at the offices of Bear Stearns, 383 Madison Avenue, New York, New York, to seek shareholder approval for the merger of each Portfolio into a new or existing Dreyfus fund with the same or similar investment objectives, as set forth in the following table.

Portfolio			Corresponding Dreyfus Fund
S&P STARS Portfolio	Dreyfus Premier S&P STARS Fund

S&P STARS Opportunities Portfolio	Dreyfus Premier S&P
					STARS Opportunities Fund

Insiders Select Fund	Dreyfus Premier Intrinsic Value
				Fund

Intrinsic Value Portfolio	Dreyfus Premier Intrinsic
					Value Fund

Small Cap Value Portfolio	Dreyfus Premier Future
					Leaders Fund

Alpha Growth Portfolio	Dreyfus Premier Alpha Growth
				Fund

International Equity Portfolio	Dreyfus Premier
						International Value
						Fund

The following table shows the number of shares of each Portfolio that, as of the record date of January 2, 2004, were outstanding and entitled to vote.

Portfolio 			Number of Shares Outstanding
					and Entitled to Vote

S&P STARS Portfolio			67,255,244
S&P STARS Opportunities Portfolio	4,055,964
Insiders Select Fund			2,242,192
Intrinsic Value Portfolio		5,340,850
Small Cap Value Portfolio		3,245,331
Alpha Growth Portfolio			7,111,235
International Equity Portfolio	4,106,007

Each reorganization required the affirmative vote of a majority of the relevant Portfolio's shares outstanding and entitled to vote.
As of March 11, 2004, of the Portfolios listed above, only the Small Cap Value and International Equity Portfolios had received sufficient votes to determine whether to approve the reorganization. As a result, each other Portfolio's meeting was adjourned until April 8, 2004.
The results of the voting at the March 11th meeting for the Small Cap Value and International Equity Portfolios, are shown in the following table. Management Information Services has independently certified the voting results for both Portfolios. As indicated, each of these reorganizations received shareholder approval at the March 11th meeting.


Small Cap Value Portfolio
For		1,624,219
		50.04%

Against 	56,983
	  	1.76%

Abstain 	50,533
	  	1.56%
International Equity Portfolio
For 		2,182,966
		53.17%

Against	15,276
		0.37%

Abstain	27,181
		0.66%

Subsequent Event (unaudited)
On April 8, 2004, each of the S&P STARS, S&P STARS
Opportunities, Insiders Select Fund, Intrinsic Value and Alpha Growth Portfolios reconvened a shareholder meeting to vote on whether to approve the relevant reorganizations. The results of the voting at the April 8th meeting for these Portfolios, as independently certified by Management Information Services, are shown in the following table. As indicated, each of these reorganizations received shareholder approval at the April 8th meeting.


S&P STARS Portfolio
For		33,723,898
		50.14%

Against	1,687,112
		2.51%

Abstain	1,864,550
		2.77%
S&P STARS Opportunities Portfolio
For		2,072,929
		51.11%

Against	79,145
		1.95%

Abstain	142,005
		3.50%
Insiders Select Fund
For		1,133,454
		50.55%

Against	84,661
		3.78%

Abstain	83,369
		3.72%
Intrinsic Value Portfolio
For		2,976,276
		55.73%

Against	93,799
		1.76%

Abstain	132,109
		2.47%
Alpha Growth Portfolio
For		3,677,469
		51.71%

Against	136,596
		1.92%

Abstain	165,099
		2.32%

Each reorganization that was approved on either March 11th or April 8th closed after the close of business on April 30, 2004. Immediately after such date, the assets of each Portfolio were transferred to its corresponding Dreyfus fund in exchange for shares of that Dreyfus fund and those Dreyfus fund shares were then distributed pro rata to each Portfolio shareholder, in complete liquidation of the Portfolio.



Results of Special Shareholder Meetings (unaudited)
On November 18, 2003, BSAM and The Dreyfus Corporation with its relevant affiliates, ("Dreyfus") announced a strategic arrangement in which the Portfolios will merge with new or existing Dreyfus funds that have the same or similar investment objectives (the "Transaction").
The Transaction has received the approvals of the Board of Trustees of the Fund and the Boards of the relevant Dreyfus funds.
A special joint meeting of each Portfolio's shareholders was held on March 11, 2004 at the offices of Bear Stearns, 383 Madison Avenue, New York, New York, to seek shareholder approval for the merger of each Portfolio into a new or existing Dreyfus fund with the same or similar investment objectives, as set forth in the following table.

Portfolio			Corresponding Dreyfus Fund

Income Portfolio		Dreyfus Premier Core Bond Fund

High Yield Total Return Portfolio	Dreyfus Premier Limited
						Term High Yield Fund

The following table shows the number of shares of each Portfolio that, as of the record date of January 2, 2004, were outstanding and entitled to vote.

Portfolio			Number of Shares Outstanding
					and Entitled to Vote
Income Portfolio				5,268,066
High Yield Total Return Portfolio	26,572,347

Each reorganization required the affirmative vote of a majority of the relevant Portfolio's shares outstanding and entitled to vote.
As of March 11, 2004, of the Portfolios listed above, only the Income Portfolio had received sufficient votes to determine whether to approve the reorganization.
As a result, the meeting for the High Yield Total
Return Portfolio was adjourned until April 8, 2004.
The results of the voting at the March 11th meeting for the Income Portfolio, as independently certified by Management Information Services, are shown in the following table. As indicated, this reorganization received shareholder approval at the March 11th meeting.

Income Portfolio
For		2,718,309
		51.60%

Against	112,751
		2.14%
Abstain	82,646
		1.57%

Subsequent Event (unaudited)
On April 8, 2004, the High Yield Total Return
Portfolio reconvened a shareholder meeting to vote on whether to approve the Portfolio's reorganization.
The results of the voting at the April 8th meeting for this Portfolio, as independently certified by Management
Information Services, are shown in the following table.
As indicated, this reorganization received shareholder approval at the April 8th meeting.

High Yield Total Return Portfolio
For		14,084,366
		53.00%

Against	955,510
		3.60%

Abstain	626,532
		2.36%

Each reorganization that was approved on either March
11th or April 8th closed after the close of business on April 30, 2004. Immediately after such date, the assets of each Portfolio were transferred to its corresponding
Dreyfus fund in exchange for shares of that Dreyfus fund and those Dreyfus fund shares were then distributed pro rata to each Portfolio shareholder, in complete liquidation of each Portfolio.


Results of the Special Shareholder Meeting (unaudited)
On November 18, 2003, BSAM and The Dreyfus Corporation
(with its relevant affiliates, "Dreyfus") announced a strategic arrangement in which the Portfolio will merge with new or existing Dreyfus funds that have the same or similar investment objectives (the "Transaction").
The Transaction has received the approvals of the Board of Trustees of the Fund and the Boards of the relevant
Dreyfus funds.
A special meeting of the Portfolio's shareholders was held on March 11, 2004 at the offices of Bear Stearns, 383 Madison Avenue, New York, New York, to seek shareholder approval for the merger of the Portfolio into the Bear Stearns Prime Money Market Fund (the "New
Dreyfus Fund"), a newly formed series of Dreyfus Premier
Manager Funds I, a newly formed investment company.
The New Dreyfus Fund has the same investment objective as the Portfolio.
The Portfolio had 1,789,140,096 shares outstanding and entitled to vote as of record date January 2, 2004.
The reorganization requires the affirmative vote of a majority of the Portfolio's shares outstanding and entitled to vote. The results of the voting at the shareholder meeting, as independently certified by Management Information Services, are shown below.

For		973,700,177
		54.42%

Against	2,441,784
		0.14%

Abstain	53,219,871
		2.98%

Subsequent Event (unaudited)
The reorganization described above closed after the close of business on April 30, 2004. Immediately, after such date, the assets of the Portfolio were transferred to the New Dreyfus Fund in exchange for shares of that New Dreyfus
Fund and those New Dreyfus Fund shares were then distributed pro rata to the Portfolios' shareholders, in a complete liquidation of the Portfolio.